UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2020

GROW CAPITAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-53548	86-0970023
(Commission File Number)	(I.R.S. Employer Identification No.)

2485 Village View Drive, Suite 180

Henderson, NV 89074

(Address of principal executive offices)

(702) 830-7919

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [X]

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2020, Grow Capital, Inc. (the “Company”), a Nevada corporation, entered into an exchange agreement (the “Exchange Agreement”) with PERA LLC, a Nevada limited liability company (“PERA”) and the members of PERA (the “PERA Members”), with an effective date as of August 3, 2020 (the “Effective Date”).  Pursuant to the Exchange Agreement, in exchange for unregistered restricted shares of the Company’s common stock, par value $0.001 (the “GC Common Stock”), the Company will acquire 100% of the outstanding membership interests of PERA (the “Exchange”).  Upon the closing of the Exchange (the “Closing”), the PERA Members will convey all of the right, title and interest in and to all of the issued and outstanding membership interests in PERA (the “PERA Ownership Interests”) in exchange for the right to receive a number of shares of GC Common Stock equal to an exchange ratio (the “Exchange Ratio”). The Exchange Ratio is calculated by dividing (a) the Exchange Shares (as defined below) by (b) the total number of shares of PERA Ownership Interests outstanding immediately prior to the Effective Date.

“Exchange Shares” means the number of shares of GC Common Stock obtained by dividing (a) $10,000,000 by (b) the 10-day volume weighted average price per share (“VWAP”) calculated immediately before the date that the previously announced reverse stock split of GC Common Stock became effective on OTCQB, July 30, 2020.

In addition, if PERA meets certain yearly targeted gross revenues for each of year one, two, and three following the Closing, the PERA owners may earn a cumulative total of up to $5,000,000 of shares of GC Common Stock to be determined using the applicable 10-day VWAP stock price of the Company’s common stock preceding each earn-out period calculation date as set forth in the Exchange Agreement in connection with all of the three years, subject to certain catch up provisions if such yearly period targets are not met in the applicable period.

The Company intends to issue all of the GC Shares in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended. At the Closing the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the PERA Members to register the GC Common Stock to be issued in connection with the Exchange.  Pursuant to the Registration Rights Agreement, the Company has granted certain demand and piggy-back registration rights whereby the Company will register the resale of the GC Common Stock issued in the Exchange.

The Exchange is subject to certain closing conditions, including, among other conditions, (i) the receipt of any necessary regulatory approvals and third party consents, (ii) the Company and the PERA Members entering into the Registration Rights Agreement, (iii) there being no material adverse change in the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of PERA or the Company, and (iv) certain other customary conditions. The Exchange Agreement is terminable by either the Company or PERA if the Closing has not occurred by September 30, 2020, and the terminating party is not in breach.

The PERA Members include certain limited liability companies owned by (i) Terry Kennedy, the CEO of the Company, (ii) Jonathan Bonnette, the CTO of the Company and the CEO of Bombshell Technologies, Inc., a subsidiary of the Company, (iii) Joel Bonnette, the President of Bombshell Technologies, Inc. and

brother of Jonathan Bonnette, and (iv) Carl Sanko, a director and Secretary of the Company, and (v) Jared Bonnette, brother of Jonathan Bonnette.

The Company issued a press release announcing the Exchange on August 11, 2020, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.  The foregoing description of the Exchange Agreement is a summary and is qualified in its entirety by reference to the Exchange Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

10.1	Exchange Agreement, effective August 3, 2020, by and between the Grow Capital, Inc., and PERA LLC, and the shareholders of PERA LLC.
99.1	Press Release of Grow Capital, Inc., dated August 11, 2020

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Capital, Inc.

By: /s/ Terry Kennedy

Terry Kennedy
Chief Executive Officer

Dated: August 11, 2020